SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 10, 2015

REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP - II (Exact name of registrant as specified in its charter)

Delaware	0-11909	16-1212761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2350 North Forest Road,
Getzville, New York	14068
(Address of principal executive offices)	(Zip Code)

       (716) 636-9090
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously reported, on August 10, 2015, Realmark Property Investors Limited Partnership – II (the “Partnership”) closed on the sale of the property known as Executive Office Park, formerly known as Northwind Office Park, situated in East Lansing, Michigan, to Meridian Investment Group L.L.C. (the “Buyer”), as assignee of Crouch Investment Group, L.L.C. (“Crouch”), pursuant to a Purchase and Sale Agreement, dated March 5, 2015, by and between Crouch and the Partnership, as amended by the First Amendment dated May 11, 2015, the Second Amendment dated on or about June 26, 2015, the Third Amendment dated on or about July 27, 2015 and the Fourth Amendment dated August 6, 2015.  The Buyer is not affiliated with the Partnership or any of its affiliates, or any director or officer of the Partnership, or any associate of any director or officer of the Partnership.

The Partnership’s Current Report on Form 8-K filed on October 6, 2015 incorrectly over-reported the amount of closing costs and under-reported the amount of net proceeds available to the Partnership.  At closing, the Buyer paid to the Partnership cash of $2,975,000.00.  After payment of closing costs in the amount of $112,000 for real estate commissions, $29,955 for title charges and transfer taxes, $12,000 for legal fees and $27,396 for prorated rent and security deposits, the net proceeds available to the Partnership amount to approximately $2,793,649.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2015                                        REALMARK PROPERTY INVESTORS LIMITED
                                                                                PARTNERSHIP - II

By: /s/ Matthew P. Iak
   Name: Matthew P. Iak
   As President of Realmark Properties, Inc.,
   its general partner,
   Principal Executive Officer and
   Principal Financial Officer